SHORT-TERM INCOME PORTFOLIO

                 (formerly called Short-Term Global Income Portfolio)


                          AMENDMENT TO DECLARATION OF TRUST

                                  February 23, 1994


              AMENDMENT, made February 23, 1994 to the Declaration of Trust made May 1, 1992 (hereinafter called the "Declaration") of Short-Term Global Income Portfolio, a New York trust (hereinafter called the "Trust") by the undersigned, being at least a majority of the Trustees of the Trust in office on February 23, 1994.

              WHEREAS, Section 10.4 of Article X of the Declaration empowers a majority of the Trustees of the Trust to amend the Declaration without the vote or consent of Holders to change the name of the Trust;

              NOW THEREFORE, the undersigned Trustees, do hereby amend the Declaration in the following manner:

              1. The caption at the head of the Declaration is hereby amended to read as follows:

                             SHORT-TERM INCOME PORTFOLIO

              2. Section 1.1 of Article I of the Declaration is hereby amended to read as follows:

                                      ARTICLE I

                                         NAME

              1.1 NAME. The name of the trust created hereby (the "Trust") shall be Short-Term Income Portfolio and so far as may be practicable the Trustees shall conduct the Trusts's activities, execute all documents and sue or be sued under that name, which name (and the work "Trust" wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, employees, agents or independent contractors of the Trust or holders of interests in the Trust.

              IN WITNESS WHEREOF, the undersigned Trustees have executed this instrument this 23rd day of February, 1994.


     /s/Landon T. Clay                          /s/Samuel L. Hayes, III
     -----------------                          -----------------------
     LANDON T. CLAY                             SAMUEL L. HAYES, III


     /s/Donald R. Dwight                        /s/Norton H. Reamer
     -------------------                        ------------------------
     DONALD R. DWIGHT                           NORTON H. REAMER


     /s/James B. Hawkes                         /s/John L. Thorndike
     -------------------                        -------------------------
     JAMES B. HAWKES                            JOHN L. THORNDIKE


                                /s/Jack L. Treynor
                               ---------------------------
                               JACK L. TREYNOR